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Exhibit 1.1

EnerNOC, INC.
Common Stock

UNDERWRITING AGREEMENT

May    , 2007

Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
  As Representatives of the Several Underwriters,
    c/o Credit Suisse Securities (USA) LLC,
        Eleven Madison Avenue
        New York, NY 10010-3629

Ladies and Gentlemen:

        1.    Introductory.    EnerNOC, Inc. a Delaware corporation ("Company") proposes to issue and sell to the several Underwriters (as defined below) 3,525,000 shares of its common stock ("Securities") and each of the persons named in Schedule A hereto (the "Selling Stockholders") proposes severally to sell an aggregate of 225,000 shares of the Securities (such shares of Securities being hereinafter referred to as the "Firm Securities." The Company also proposes to issue and sell to the several Underwriters, at the option of the Underwriters, an aggregate of not more than 562,500 additional shares ("Optional Securities") of Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities." As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley" or the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 100,000 shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Securities to be sold by the Underwriters pursuant to this Agreement will be sold by the Underwriters at the public offering price. The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

        2.    Representations and Warranties.    (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i)    A registration statement (No. 333-140632) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, such initial registration statement or additional registration statement as amended by the most recent amendment (if any) to each such registration statement, has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission or has become effective upon filing pursuant to the Rules and Regulations. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement (if any) are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement." "Registration Statement" without reference to a time means the Registration Statement as of its Effective Time. "Registration Statement" as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. "Statutory Prospectus" as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act. "Prospectus" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). "General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule C to this Agreement. "Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. "Applicable Time" means     a.m. (Eastern time) on            , 2007.

          (ii)   If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement (x) conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and (y) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement (x) conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and (y) did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement (x) each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and (y) neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in the light of the circumstances under which they were made, and no additional Registration Statement has been or will be filed. On the date of this Agreement, on their respective Effective Dates or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The three preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

          (iii)  As of the Applicable Time, neither (a) the Statutory Prospectus dated            , 2007, the information set forth in Schedule D hereto (the "Supplemental Information") and the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, all considered together (collectively, the "General Disclosure Package"), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

          (iv)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse Securities (USA) LLC ("Credit Suisse") and Morgan Stanley as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has notified or will promptly notify Credit Suisse and Morgan Stanley and (b) the Company has amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

          (v)   The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (vi)  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the Company is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or other equity interests or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except (i) as disclosed in the General Disclosure Package, or (ii) as would not have a Material Adverse Effect.

          (vii) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities that have not been complied with or waived in writing.

          (viii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (ix)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been complied with or waived in writing.

          (x)   The Offered Securities have been approved for listing subject to notice of issuance on the Nasdaq Global Market.

          (xi)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (a) such as have been or will be obtained and made under the Act and such as may be required under state securities laws or the securities laws of other jurisdictions in which the Offered Securities have been or will be offered or will be sold, (b) as may be required by the rules of the National Association of Securities Dealers, Inc., or (c) where the failure to obtain such consent, approval, authorization or order or to make such filing would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

          (xii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (c) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (a) and (b) above, where any such breach, violation or default has been waived or would not, individually or in the aggregate, have a Material Adverse Effect.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xiv) Except as disclosed in the General Disclosure Package or as would not have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and material assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package or as would not have a Material Adverse Effect, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (xv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except where such failure to possess would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

          (xvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably expected to have a Material Adverse Effect.

          (xvii) The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets and other rights to inventions, technology, know-how and other intellectual property, including registrations and applications for registration thereof (collectively, "Intellectual Property Rights") material to the conduct of the business now conducted. Except as disclosed in the General Disclosure Package and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (i) except as to matters which have been resolved, the Company and its subsidiaries have not received any notice of infringement or other violation of any Intellectual Property Rights of any third party, (ii) the Company has not granted, or granted an option to obtain, to any third party and, to the knowledge of the Company, no third party has otherwise obtained, or otherwise has the option to obtain, any rights in any Intellectual Property Rights owned by the Company or its subsidiaries.

          (xviii) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (a) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, in either case, having jurisdiction over the Company, its material Subsidiaries or their respective properties, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (b) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (c) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (d) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which is reasonably expected to lead to such a claim.

          (xix) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings to which the Company, any of its subsidiaries or any of their respective properties is party that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (xx) The financial statements included in each Registration Statement and the General Disclosure Package, together with the related schedules and notes thereto, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package are reasonable, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (xxi) Except as disclosed in the General Disclosure Package, since the date of the latest financial statements included in the General Disclosure Package, to the knowledge of the Company there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties, or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxii) The Company is not, and after giving effect to the offering and sale of the Offered Securities will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          (xxiii) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxv) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Rules and Regulations to be described in the General Disclosure Package which is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members required to be disclosed in the General Disclosure Package that are not so disclosed. The

  Company has not, in violation of the Sarbanes-Oxley Act of 2002, since the date of filing of the Registration Statement, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.

          (xxvi) The statistical, industry-related and market-related data included in the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate such that there will be no material misstatement in the General Disclosure Package, and such data materially agree with the sources from which they are derived.

          (xxvii) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (xxviii) The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        (b)   Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the several Underwriters that:

          (i)    Such Selling Stockholder has and on each Closing Date hereinafter mentioned, such Selling Stockholder will have valid and unencumbered title to the Offered Securities to be sold by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder each Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder to such Underwriter on such Closing Date.

          (ii)   If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither such document includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial

  Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and neither document will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information about such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein.

          (iii)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Company and each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $                  per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 3,525,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto in the case of a Selling Stockholder, in each case, by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

        The Company and the Selling Stockholders will deliver the Firm Securities, registered in such names as Credit Suisse and Morgan Stanley designate not less than 48 hours in advance, to or as instructed by the Representatives for the accounts of the Underwriters, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to a bank account designated by the Company, with respect to Firm Securities sold by the Company, and designated by the Selling Stockholders, with respect to Firm Securities sold by the Selling Stockholders, at the office of Davis Polk & Wardwell, at 10:00 A.M., New York time, on                        , or at such other time not later than seven full business days thereafter as Credit Suisse, Morgan Stanley and the Company determine, such time being herein referred to as the "First Closing Date." The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from Credit Suisse and Morgan Stanley given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities (the "Over-Allotment Option"). The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse and Morgan Stanley to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse and Morgan Stanley to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by Credit Suisse and Morgan Stanley but shall be not later than five full business days and not sooner than two business days following the date on which the Company receives written notice of the election to purchase Optional Securities or as otherwise agreed to by the Company and Credit Suisse and Morgan Stanley. The Company will deliver the Optional Securities being purchased on each Optional Closing Date, registered in such names as Credit Suisse and Morgan Stanley designate not less than 48 hours in advance, to or as instructed by the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to a bank designated by the Company at the office of Davis Polk & Wardwell. The Optional Securities so to be delivered on each Optional Closing Date will be made available for checking at the office of Davis Polk & Wardwell at a reasonable time in advance of such Optional Closing Date.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.    Certain Agreements.    (a) The Company agrees with the several Underwriters that:

          (i)    If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

  The Company will advise Credit Suisse and Morgan Stanley promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse and Morgan Stanley (which consent shall not be unreasonably withheld or delayed).

          (ii)   The Company will advise Credit Suisse and Morgan Stanley promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect any such amendment or supplement to which Credit Suisse and Morgan Stanley reasonably object, unless in the judgment of the Company and its counsel, and after notification to Credit Suisse and Morgan Stanley, such amendment or supplement is required by law; and the Company will also advise Credit Suisse and Morgan Stanley promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse and Morgan Stanley of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse's and Morgan Stanley's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

          (iv)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (v)   The Company will furnish to the Representatives copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse and Morgan Stanley reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (vi)  The Company shall cooperate with Credit Suisse and Morgan Stanley and counsel for the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Credit Suisse and Morgan Stanley may reasonably designate and to maintain such qualifications in effect so long as required for the distribution, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (vii) The Company will pay all expenses incident to the performance of its and each Selling Stockholder's obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse and Morgan Stanley reasonably designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities for any transfer taxes on the sale of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, provided that the Underwriters shall pay one-half of the cost of any aircraft chartered in connection with attending or hosting meetings with prospective purchasers of the Offered Securities. Except as otherwise provided by this Agreement, the Underwriters shall also pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

          (viii) For the period specified below (the "Lock-Up Period") the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse and Morgan Stanley except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee stock options or restricted stock pursuant to the terms of a plan in effect on the date hereof or described in the Prospectus and registrations, in connection with such grants, (C) issuances of Securities pursuant to the exercise of any such options or the filing of a registration statement on Form S-8 relating to the securities issuable upon the exercise of such options or the issuance of restricted stock, (D) any common stock issued in any business combination or acquisitions of assets or businesses and registrations related thereto; provided, that the number of shares of common stock issued shall not exceed 5% of the outstanding common stock of the Company immediately after the First Closing Date (or the last Optional Closing Date, if applicable) or (E) any securities granted to consultants to the Company as compensation for their services to the Company so long as the recipient of any issuances pursuant to (A), (B), (C), (D) or (E) agrees to be bound for any remaining portion of the Lock-Up Period on the above terms. The Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that Credit Suisse and Morgan Stanley consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse and Morgan Stanley waive, in writing, such extension. The Company will provide Credit Suisse and Morgan Stanley with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

          (ix)  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (x)   The Company will pay all fees and disbursements of counsel (including non-U.S. counsel, if applicable) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

          (xi)  The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          (xii) The Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders under this agreement, it being understood and agreed between the Company and the Selling Stockholders that the only such expenses are expenses of counsel to the Selling Stockholders and the underwriting discounts and commissions associated with the Securities sold by the Selling Stockholders. The foregoing sentence shall have no effect on the obligations of, or expenses payable by, the several Underwriters.

        (b)   Each Selling Stockholder agrees with the several Underwriters that:

          (i)    Each Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse and Morgan Stanley. The preceding sentence shall not be deemed to restrict (A) any exercise of warrants or options to acquire shares of the Company's Securities (including with respect to any "net exercise" provisions thereof) or the exchange of any securities of the Company for Securities; provided, however, that any Securities received upon the exercise of such warrants or options or exchange of such securities shall be subject to the Lock-Up Period; (B) any redemption or conversion by the Company of shares of its preferred stock as contemplated in the Prospectus; provided, however, that any Securities received upon the conversion of such preferred stock shall be subject to the Lock-Up Period; (C) any sale of securities of the Company to the Underwriters pursuant to this Agreement; or (D) the implementation of plans to sell Securities pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, by the Selling Stockholders during the Lock-Up Period, provided, however, that no sale of Securities, other than those permitted pursuant to the lock-up letters ("Lock-Up Letters") executed in connection with the offering contemplated by this Agreement, shall be made prior to expiration of the Lock-Up Period by any Selling Stockholder who delivered a Lock-Up Letter to the undersigned, unless such sale is consented to in writing by an appropriate representative of Credit Suisse and Morgan Stanley. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that Credit Suisse and Morgan Stanley consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse and Morgan Stanley waive, in writing, such extension. Such Selling Stockholder acknowledges and agrees that prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 5(b)(i) from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, such Selling Stockholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to this Section 5(b)(i)) has expired.

          (ii)   Notwithstanding Section 5(b)(i) above, such Selling Stockholder may transfer Securities (or any securities convertible thereinto or exercisable or exchangeable therefor) to any of the following transferees who agree to be bound in writing by the terms of Section 5(b)(i) prior to such transfer and who receive such Securities in a transfer not involving a disposition for value: (i) any donee(s) of one or more bona fide gifts of Securities; (ii) any trust for the direct or indirect benefit of such Selling Stockholder or of any familial relation thereof not more remote than first cousin, whether by blood, marriage or adoption; (iii) any beneficiary of such Selling Stockholder pursuant to a will or other testamentary document or applicable laws of descent; (iv) if such Selling Stockholder is an investment fund entity that is a limited partnership, limited liability company or equivalent foreign entity (an "Investment Fund Entity"), to any other Investment Fund Entity under the control of such Selling Stockholder or under the control of the general partner or managing member of such Selling Stockholder; and/or (v) as a distribution to partners, members or stockholders of such Selling Stockholder.

        6.    Free Writing Prospectuses.    The Company and each of the Selling Stockholders represent and agree that, unless they obtain the prior consent of Credit Suisse and Morgan Stanley, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, Credit Suisse, and Morgan Stanley, they have not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, Credit Suisse, and Morgan Stanley is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

        7.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the certificates of Company officers and the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLC confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i)    in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii)   they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

              (B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (C)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated net income;

    except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection 7(a), (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

        (b)   If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Credit Suisse and Morgan Stanley. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later that 9:00 A.M., New York time, on the first business day following the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by Credit Suisse and Morgan Stanley. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of, the Company or the Representatives, shall be contemplated by the Commission.

        (c)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over the counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

        (d)   The Representatives shall have received an opinion, dated such Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, counsel for the Company, substantially in the form of Exhibit A hereto:

        (e)   The Representatives shall have received an opinion, dated such Closing Date, of                        , counsel for the Selling Stockholders, substantially in the form of Exhibit B hereto:

        (f)    The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the General Disclosure Package and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g)   The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement is in effect and no proceedings for that purpose have been instituted or are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

          (h)   The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLC which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Credit Suisse and Morgan Stanley may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        8.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Registration Statement, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

        The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

          (b)   Each Selling Stockholder severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Registration Statement, in the light of the circumstances under which they were made) and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred in each case, to the extent not paid by the Company pursuant to Section 8(a) above; provided, however, that with respect to any amount due the Underwriters under this Section 8, the Underwriters shall first make reasonable efforts to collect such amount from the Company pursuant to Section 8(a) above following demand upon the Company therefor and each Selling Stockholder shall be severally liable only to the extent that the Company does not pay any amount due such Underwriter under this Section 8 following the 45-day period following such demand; provided further, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and provided further, however, that the aggregate liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

          (c)   Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, its officers and directors, if any, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or State law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory

  Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Registration Statement, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each such Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession and reallowance figures contained in the fourth paragraph under the caption "Underwriting", the information contained in the sixth paragraph under the caption "Underwriting", the information relating to passive market making in the eleventh paragraph under the caption "Underwriting", and the information contained in the fourteenth paragraph under the caption "Underwriting."

          (d)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive or material procedural rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (e)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Company and Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The obligations of each Selling Stockholder in this subsection (e) are several and not joint and the aggregate liability of each such Selling Stockholder pursuant to this subsection (e) and subsection (b) above shall not exceed the amount of proceeds (after deducting underwriting discounts and commissions) each such Selling Stockholder shall receive from the sale of the Offered Securities sold by such Selling Stockholder hereunder.

          (f)    The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party.

        9.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse and Morgan Stanley may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any

Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, Morgan Stanley, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        10.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(a)(vii) and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will, reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        11.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, and to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk, Fax number: 212-761-0316, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 75 Federal Street, Suite 300, Boston, MA 02110, Attention:                        , or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to                        at                         ; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        12.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities from any Underwriter shall be deemed a successor by reason of such purchase.

        13.    Representation.    The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse or Morgan Stanley will be binding upon all the Underwriters.

        14.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        15.    Absence of Fiduciary Relationship.    The Company and the Selling Stockholders acknowledge and agree that:

        (a)   The Representatives have been retained solely to act as underwriters in connection with the sale of the Company's securities and that no fiduciary, advisory or agency relationship between Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

        (b)   the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

        (c)   the Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

        (d)   the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company, including stockholders, employees or creditors of the Company.

        16.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company, each of the Selling Stockholders and each of the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the several Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,
ENERNOC, INC.
By
Name: Title:
By
Name: Timothy Healy
By
Name: David Brewster

        The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
MORGAN STANLEY & CO. INCORPORATED

  Acting on behalf of themselves and as the
  Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By

Name: Title:
MORGAN STANLEY & CO. INCORPORATED
By

Name: Title:

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Canaccord Adams
Credit Suisse Securities (USA) LLC
Jeffries & Company, Inc.
Morgan Stanley & Co. Incorporated

Total

SCHEDULE C

SCHEDULE D

QuickLinks

  Exhibit 1.1
SCHEDULE A
SCHEDULE B
SCHEDULE C
SCHEDULE D